UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	August 11, 2008

NATIONAL PATENT DEVELOPMENT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

13-4005439	000-50587
(IRS Employer Identification No.)	(Commission File Number)

10 East 40th Street, Suite 3110, New York, NY	10016
(Address of Principal Executive Offices)	(Zip Code)

(646) 742−1600
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

On August 11, 2008, National Patent Development Corporation, a Delaware corporation (“NPDC”), entered into a letter agreement with The Gabelli Small Cap Growth Fund, The Gabelli Equity Income Fund, The Gabelli ABC Fund, and The Gabelli Convertible and Income Securities Fund Inc. amending the terms of warrants (the “Warrants”) to purchase 1,423,886 shares of NPDC common stock (the “Warrant Amendment”).  The Warrant Amendment amends the Warrants to extend the termination date from August 14, 2008 to August 15, 2008, 5:00 p.m. Eastern Time and to reduce the exercise price of the Warrants from $3.57 per share to $2.50 per share.

A copy of the Warrant Amendment is attached as Exhibit 10.1 hereto and is incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Title

10.1
Letter Agreement amending certain warrant certificates, dated as of August 11, 2008, by and among National Patent Development Corporation, The Gabelli Small Cap Growth Fund, The Gabelli Equity Income Fund, The Gabelli ABC Fund, and The Gabelli Convertible and Income Securities Fund Inc.

10.2	National Patent Development Corporation Warrant Certificate, dated as of December 3, 2004, issuing 379,703 warrants to The Gabelli Small Cap Growth Fund.
10.3	National Patent Development Corporation Warrant Certificate, dated as of December 3, 2004, issuing 379,703 warrants to The Gabelli Convertible Securities and Income Fund Inc.
10.4	National Patent Development Corporation Warrant Certificate, dated as of December 3, 2004, issuing 379,703 warrants to The Gabelli Equity Income Fund.
10.5	National Patent Development Corporation Warrant Certificate, dated as of December 3, 2004, issuing 284,777 warrants to The Gabelli ABC Fund.

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PATENT DEVELOPMENT CORPORATION

Date: August 12, 2008	By:	/s/ Ira J. Sobotko
		Name:	Ira J. Sobotko
		Title:	Vice President & Chief Financial Officer

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